                                                                     EXHIBIT 4.9


                            SMITH INTERNATIONAL, INC.
                   1989 LONG-TERM INCENTIVE COMPENSATION PLAN
                 (As Amended and Restated as of April 24, 2002)


1.       PURPOSE OF THE PLAN

         The purpose of the 1989 Long-Term Incentive Compensation Plan (the "Plan") is to advance the interests of Smith International, Inc. (the "Company") and its shareholders by strengthening the ability of the Company to attract and retain in its employ persons of training, experience and ability, and to furnish additional incentives to officers and valued employees of the Company upon whose judgment, initiative and efforts the successful conduct and development of the business of the Company largely depends.


2.       DEFINITIONS

         Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

         "Board of Directors" shall mean the Board of Directors of the Company.

         "Cash Award" shall mean a cash award granted pursuant to Section 1 of the Plan.

         "Committee" shall mean the Compensation and Benefits Committee of the Board of Directors, unless the Board of Directors appoints another committee to administer the Plan.

         "Common Stock" shall mean the common shares, $1.00 par value of the Company and any class of common shares into which such common shares may hereafter be converted.

         "Company" shall mean Smith International, Inc.

         "Director" shall mean a member of the Board of Directors.

         "Disinterested Person" shall have the meaning assigned to that term under the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         "Eligible Person" shall mean a person eligible to receive an Incentive Award.

         "Employee" shall mean any employee of the Company, or of any of its present or future parent or subsidiary corporations, or a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an Option in a transaction to which Section 425(a) of the Internal Revenue Code applies, whether such Employee is so employed at the time this Plan is adopted or becomes so employed subsequent to adoption of this Plan.

           "Fair Market Value" shall mean the average of the high and low prices of a share of Common Stock on the New York Stock Exchange on the date as of which fair market value is to be determined, or if no such sales were made on such date, the closing price of such shares on the New York Stock Exchange on the next preceding date on which there were such sales; provided, however, that the Committee may utilize such other listing or reporting services that in its judgment provide an accurate index of the fair market value of the Common Stock.

           "Holder" shall mean a person holding an Incentive Award.

           "Incentive Award" shall mean an Option, Stock Appreciation Right, Restricted Stock, Stock Award or Cash Award granted under the Plan.

           "Nonstatutory Stock Option" shall mean an option granted pursuant to
Section 7 of the Plan.

           "Option" shall mean a Nonstatutory Stock Option.

           "Optionee" shall mean any person holding an Option granted under the Plan.

           "Parent corporation" and "subsidiary corporation" shall have the meanings assigned to them in Sections 425(e) and 425(f) of the Internal Revenue Code.

           "Plan" shall mean the Smith International, Inc. 1989 Long-Term Incentive Compensation Plan as set forth herein, as the same may be amended from time to time.

           "Stock Appreciation Right" shall mean a right granted pursuant to
Section 8 or Section 9 of the Plan to receive a number of shares of Common Stock or, in the discretion of the Committee, an amount of cash or a combination of shares and cash, based on the increase in the Fair Market Value of the shares subject to the right.

           "Stock Award" shall mean a stock award granted pursuant to Section 10 of the Plan.


 3.        SHARES OF COMMON STOCK SUBJECT TO THE PLAN

         (a) Subject to the provisions of Section 3(c) and Section 12 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred or as to which Stock Appreciation rights may be exercised pursuant to Incentive Awards under the Plan shall not exceed 7,200,000.

         (b) The shares to be delivered under the Plan shall be made available, at the discretion of the Board of Directors or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market. Common Stock issued under the Plan in connection with restricted stock or stock awards shall be issued shares held as treasury shares.

         (c) If any shares of Common Stock subject to an Option are not issued or transferred and cease to be issuable or transferable for any reason, the shares not so issued or transferred shall no longer be charged against the limitation provided for in Section 3(a) and may again be made subject to Incentive Awards. However, shares as to which an Option has been surrendered in connection with the exercise of a related Stock Appreciation Right shall not again be available for the grant of any further Incentive Awards. If a Stock Appreciation Right not related to an Option expires or terminates without having been exercised, then the number of shares of Common Stock with respect to which the unexercised portion of such Stock Appreciation Right was granted shall no longer be charged against the limitation provided for in Section 3(a) and may again be made subject to Incentive Awards.

         (d) The Committee may, in its discretion, determine to cancel, and agree to the cancellation of, Options in order to make a participant eligible for the grant of an Option at a lower price than the option cancelled.

         (e) In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise.


4.        ADMINISTRATION OF THE PLAN

         (a) The Plan shall be administered by the Committee, which shall consist of three or more persons (i) who are not eligible to receive Incentive Awards under the Plan, (ii) who have not been eligible, at any time within one year prior to appointment to the Committee, for selection as persons to whom Incentive Awards may be granted pursuant to the Plan or to whom shares may be allocated or stock options or stock appreciation rights may be granted pursuant to any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock, stock appreciation rights or options of the Company or any of its affiliates and (iii) who are Disinterested Persons. All members of the Committee shall be Disinterested Persons. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled only by the Board of Directors. The Board of Directors may take any action permitted to be taken by the Committee if a majority of the Directors are Disinterested Persons.

         (b) The Committee shall have and may exercise such powers and authority of the Board of Directors as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan, and any references in the Plan to any specific power or authority of the Committee shall not derogate from the foregoing. The Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Incentive Awards may be granted and the number of shares subject to each Incentive Award. Subject to the express provisions of the Plan, the Committee shall also have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Incentive Award agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties.

         (c) No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith by the Board of Directors or the Committee with respect to the Plan or any Incentive Award thereunder.


5.        ELIGIBILITY

         (a) All full-time salaried Employees (including officers and directors, but excluding directors of the Company who are not also full-time employees of the Company) who are engaged in performing management, supervisory, sales, scientific or engineering services or who have been determined by the Committee to be key Employees are eligible to receive Incentive Awards under the Plan. Eligible employees may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company and any performance objectives relating to such officers must be approved by the Committee. Participation by persons other than officers and any performance objectives relating thereto may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated. The Committee shall have authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Incentive Awards, the type of Incentive Award to be granted, and the number of shares of Common Stock or the amount of cash subject to each Incentive Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the Company's success and such other factors as the Committee in its sole discretion shall deem relevant.

         (b) An Eligible Person who has been granted an Incentive Award may, if he is otherwise eligible, be granted an additional Incentive Award.


6.        FORMS OF INCENTIVE AWARDS

          Incentive Awards may be granted in the following forms:

                   (a) Nonstatutory Stock Option in accordance with Section 7 of the Plan;

                   (b) Stock Appreciation Right, related to an Option in accordance with Section 8 of the Plan;

                   (c) Stock Appreciation Right not related to an Option in accordance with Section 9 of the Plan;

                   (d) Stock Award in accordance with Section 10 of the Plan;

                   (e) Restricted Stock in accordance with Section 10 of the Plan;

                   (f) Cash Award in accordance with Section 11 of the Plan; or

                   (g) Any combination of the foregoing.


7.       NONSTATUTORY STOCK OPTIONS

         The Committee may at any time and from time to time approve the grant by the Company of Nonstatutory Stock Options to Eligible Persons to purchase shares of Common Stock of the Company, and determine the specific Eligible Persons to whom such Options may be granted, the number of shares subject to each Option, the terms and provisions of the Option agreement, and the time or times at which such Options may be exercised, subject to the following terms and conditions:

         (a) The date of grant shall be the date the Committee takes the necessary action to approve the grant; provided, however, that if the minutes or appropriate resolutions of the Committee provide that an Option is to be granted as of a date in the future, the date of grant shall be such future date. In any event, the intended Optionee must be an Eligible Person on the date of grant.

         (b) The purchase price of Common Stock under each Nonstatutory Stock Option shall be determined by the Committee, and will have an exercise price of not less than the Fair Market Value of the Common Stock on the date the Option is granted, subject to adjustment as provided in section 12 below. Options cannot be cancelled and regranted at a lower price.

         (c) Each Nonstatutory Stock Option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the Option.

         (d) No Nonstatutory Stock Option may be exercised after ten years from the date the Option is granted.

         (e) Upon the exercise of a Nonstatutory Stock Option, the purchase price shall be payable in full in cash or its equivalent acceptable to the Company. In the discretion of the Committee, the purchase price may be paid by the assignment and delivery to the Company of shares of Common Stock or a combination of cash and such shares equal in value to the Option exercise price. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price shall be valued at their Fair Market Value on the exercise date.

         (f) No fractional shares shall be issued pursuant to the exercise of a Nonstatutory Stock

Option, nor shall any cash payment be made in lieu thereof.

         (g) A Nonstatutory Stock Option shall not be assignable or transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee; provided, however, that the Optionee may transfer an Option for estate planning purposes for no consideration to (i) any member of his immediate family, (ii) any trust or entity created solely for the benefit of the Optionee or the members of the Optionee's immediate family or (iii) any custodian under the Uniform Transfers to Minors Act or any similar act in effect in any state solely for the benefit of a member of the Optionee's immediate family, and the trustee or the transferee may exercise the transferred Option during or after the lifetime of the Optionee, provided that the trustee or the transferee will remain subject to all the terms and conditions applicable to the Option set forth in the Plan or the Option agreement. For purposes of this Section 7(g), "immediate family" means the Optionee's spouse, children and grandchildren. The provisions of this Section 7(g) shall apply to all past and future Options granted under the Plan regardless of the date of grant.

         (h) No person shall have the rights and privileges of a shareholder with respect to shares subject to or purchased under a Nonstatutory Stock Option until the date appearing on the stock certificate issued upon the exercise of the Option.

         (i) To the extent that a Nonstatutory Stock Option is exercised, any related Stock Appreciation Right shall be proportionately reduced by a number of shares equal to the number of shares with respect to which the Option is exercised.

         (j) Upon approval of the Committee, the Company may repurchase a previously granted stock option from an Optionee by mutual agreement before such option has been exercised by payment to the Optionee of the amount per share by which: (i) the Fair Market Value of the Common Stock subject to the option on the date of purchase exceeds (ii) the option price.

         (k) Each Nonstatutory Stock Option shall be evidenced by a written agreement and may, but need not, include any other terms and conditions not inconsistent with the Plan as the Committee may approve.


8.       STOCK APPRECIATION RIGHTS RELATED TO OPTIONS

         The Committee may at any time and from time to time approve the grant by the Company of Stock Appreciation Rights to Eligible Persons that are related to Nonstatutory Stock Options, and determine the specific Eligible Persons to whom Stock Appreciation Rights may be granted, the terms and provisions of the Stock Appreciation Rights agreements, and the time or times at which such Stock Appreciation Rights may be exercised, subject to the following terms and conditions:

         (a) The date of grant shall be the date the Committee takes the necessary action to approve the grant; provided, however, that, if the minutes of appropriate resolutions of the Committee provide that a Stock Appreciation Right is to be granted as of a date in the future, the date of grant shall be such future date. In any event, the intended Optionee must be an Eligible Person on the date of grant.

         (b) A Stock Appreciation Right may be granted in connection with a Nonstatutory Stock Option, either at the time of the grant of such Option or at any time thereafter during the term of the Option.

         (c) A Stock Appreciation Right shall entitle the Holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised (subject to a limitation of 50% of the shares of Common Stock subject to the Option), with respect to the number of shares as to which Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 8(e). Such Option shall, to the extent so surrendered, thereupon cease to be exercisable.

         (d) Subject to Section 8(g), a Stock Appreciation Right granted hereunder shall be exercisable at such time or times, and only to the extent, that a related Option is exercisable and shall not be transferable except to the extent that such related Option may be transferable. The Stock Appreciation Right shall be exercisable only by the Holder thereof or by such other person or entity entitled to exercise the related Option in the event of the death of the Holder.

         (e) Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock, the number of shares of Common Stock which shall be issuable upon the exercise of a Stock Appreciation Right shall be determined by dividing:

                  (i) the number of shares of Common Stock as to which the Stock Appreciation Right is exercised multiplied by the amount of the appreciation in such shares (for this purposes the "appreciation" shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the Stock Appreciation Right on the exercise date exceeds an amount which shall be determined by the Committee at the time of grant; by

                  (ii) the Fair Market Value of a share of Common Stock on the exercise date.

         (f) In lieu of issuing shares of Common Stock upon the exercise of a Stock Appreciation Right, the Committee may elect to pay the holder of the Stock Appreciation Right cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a Stock Appreciation Right; instead, the holder of the Stock Appreciation Right shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

         (g) The Committee may impose such conditions on the exercise of a Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (or any other comparable provisions in effect at the time or times in question). Without limiting the generality of the foregoing, the Committee may determine that a Stock Appreciation Right may be exercised only during the period beginning on the third business day and ending on the twelfth business day following the publication of the Company's quarterly and annual summarized financial data. Such publication shall be deemed to occur when the data first appears on a wire service, in a financial news service or in a newspaper of general circulation. The Company may provide written notification to the Holder of a Stock Appreciation Right specifying the date on which such financial data was published.

         (h) No Stock Appreciation Right or related Option granted to an officer of the Company may be exercised prior to six months after the date of grant except in the event death or disability of the officer occurs prior to the expiration of the six-month period.

         (i) Each Stock Appreciation Right shall be evidenced by a written instrument and may, but need not, include any other terms and conditions not inconsistent with the Plan as the Committee may approve.


9.        STOCK APPRECIATION RIGHTS UNRELATED TO OPTIONS

         The Committee may at any time and from time to time approve the grant by the Company to Eligible Persons of Stock Appreciation Rights that are unrelated to Options, and determine the specific Eligible Persons to whom such Stock Appreciation Rights may be granted, the terms and provisions of the Stock Appreciation Rights agreements, and the time or times at which such Stock Appreciation Rights may be exercised, subject to the following terms and conditions.

         (a) The date of grant shall be the date the Committee takes the necessary action to approve the grant; provided, however, that if the minutes or appropriate resolutions of the Committee provide that a Stock Appreciation Right is to be granted as of a date in the future, the date of grant shall be such future date. In any event, the intended Eligible Person must be an Eligible Person on the date of grant.

         (b) A Stock Appreciation Right shall entitle the Holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by dividing:

                  (i) the number of shares of Common Stock as to which the Stock Appreciation Right is exercised multiplied by the amount of the appreciation in such shares (for this purposes the "appreciation" shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the Stock Appreciation Right on the exercise date exceeds an amount which shall be determined by the Committee at the time of grant; by

                  (ii) the Fair Market Value of a share of Common Stock on the exercise date.

         (c) In lieu of issuing shares of Common Stock upon the exercise of a Stock Appreciation Right, the Committee may elect to pay the holder of the Stock Appreciation Right cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a Stock Appreciation Right; instead, the holder of the Stock Appreciation Right shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of the share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

         (d) The Committee may impose such conditions on the exercise of a Stock Appreciation Right granted hereunder as may be required to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (or any other comparable provisions in effect at the time or times in question). Without limiting the generality of the foregoing, the Committee may determine that a Stock Appreciation Right may be exercised only during the period beginning on the third business day and ending on the twelfth business day following the date of publication of the Company's quarterly and annual summarized financial data. Such publication shall be deemed to occur when the data first appears on the wire service, in a financial news service or in a newspaper of general circulation. The Company may provide written notification to the Holder of a Stock Appreciation Right specifying the date on which such financial data was published.

         (e) No Stock Appreciation Right granted to an officer of the Company may be exercised prior to six months after the date of grant except in the event death or disability of the officer occurs prior to the expiration of said six-month period.

         (f) A Stock Appreciation Right shall not be assignable or transferable by the Holder otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Holder only by the Holder.

         (g) Each Stock Appreciation Right hereunder shall be evidenced by a written instrument and may, but need not, include any other terms and condition not inconsistent with the Plan as the Committee may approve.

10.      STOCK AWARD AND RESTRICTED STOCK

         The Committee may at any time and from time to time approve the grant by the Company of a Stock Award or Restricted Stock to Eligible Persons, and determine the specific Eligible Persons to whom such Stock awards and restricted stock may be granted, the number of shares to be granted and the terms and provisions of such award of Common Stock. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for his/her services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price which may be below their Fair Market Value or for no payment, but subject to restrictions on their sale or other transfer by the participant. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

         (a) The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee. The criteria of the grant of performance based restricted stock will be established by the Committee at the date the restricted stock is granted. If the Committee elects to grant time-based restricted stock, such restricted stock shall vest over at least a three (3) year period.

         (b) The Committee shall determine the prices, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

         (c) All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

                  (i) A prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

                  (ii) A requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his cost, all or a part of such shares in the event of termination of his employment during any period in which such shares are subject to restrictions;

                  (iii) A prohibition against employment of the holder of such restricted stock by any competitor of the Company or a subsidiary of the Company, or against such holder's dissemination of any secret or confidential information belonging to the Company or a subsidiary of the Company.

         (d) In order to enforce the restrictions imposed by the Committee pursuant to (c) above, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company.

         (e) At the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant's legal representative, beneficiary or heir.

         (f) Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently or, at the election of the participant, be reinvested by the participant under the Company's Automatic Dividend Reinvestment Service. Shares purchased with reinvested dividends shall not be restricted.


11.      CASH AWARDS

         The Committee may at any time and from time to time approve the payment by the Company of a cash award to Eligible Persons. A cash award consists of a monetary payment made by the Company to a participant as additional compensation for his/her services to the Company. Payment of a cash award will normally depend on achievement of performance objectives by the Company or by individuals. The amount of any monetary payment constituting a cash award shall be determined by the Committee in its sole discretion. Cash awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the Committee determines to be appropriate.


12.       ADJUSTMENT PROVISIONS

         (a) Subject to Section 12(b), if the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 3 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Options and Stock Appreciation Rights, and (iii) the price for each share or other unit of any other securities subject to then outstanding Options and the value of any then outstanding Stock Appreciation Rights without change in the aggregate purchase price or value as to which such Options or Stock Appreciation Rights remain exercisable.

         (b) Notwithstanding any provision in this Plan or in any Incentive to the contrary, (i) the restrictions on all shares of restricted stock awarded shall lapse immediately; (ii) all outstanding Options and Stock Appreciation Rights will become exercisable immediately; and (iii) all performance objectives shall be deemed to be met and payment made immediately if any of the following events (a "Change of Control") occur unless otherwise determined by the Board of Directors and a majority of the members of the Incumbent Board (as defined below):

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection
         (i), the following acquisitions shall not constitute a Change of
         Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A),
         (B) and (C) of subsection (iii) of this paragraph (b); or

                  (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
         (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         (c) Adjustments under Sections 12(a) and 12(b) shall be made by the Committee, whose determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustment.


 13.      GENERAL PROVISIONS

         (a) With respect to any shares of Common Stock issued or transferred under any provisions of the Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee may direct.

         (b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Holder any right to continue in the employ of the Company or any of its subsidiaries or affect the right of the Company to terminate the employment of any Holder at any time with or without cause.

         (c) No shares of Common Stock shall be issued or transferred pursuant to an Incentive Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, shall have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Holder to take any reasonable action to meet such requirements.

         (d) No Holder (individually or as a member of a group) and no beneficiary or other person claiming under or through such Holder shall have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Holder.

         (e) The Company may make such provisions as it deems appropriate for the withholding of any taxes that the Company or any subsidiary corporation determines it is required to withhold in connection with any Incentive Award.

         (f) No Incentive Award and no right under the Plan, contingent or otherwise, shall be assignable (except as provided in Section 7(g) of the Plan), or subject to any encumbrance, pledge or charge of any nature except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of the death of the Holder of such Incentive Award and except also, that if such beneficiary is the executor or administrator of the estate of the Holder of such Incentive Award, then any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Incentive Award, or in the case of intestacy, under the laws relating to intestacy.

         (g) Nothing in the Plan is intended to be a substitute for, or to preclude or limit the establishment of, any other plan, practice or arrangement for the payment of compensation or benefits to employees generally, or to any class or group of employees that the Company now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, insurance, stock purchase, incentive compensation or bonus plan.

         (h) The Company may make a loan or guarantee a loan to an Optionee (including an Optionee who is an officer of the Company or any subsidiary corporation of the Company) in connection with the exercise of an Option in an amount not to exceed the aggregate exercise price of the Option being exercised and any federal and state taxes payable in connection with such exercise for the purpose of assisting such Optionee to exercise such Option. The Company may also make a loan or guarantee a loan to an optionee (including an optionee who is an officer of the Company or any subsidiary corporation of the Company) in connection with the exercise of an option granted under the Smith International, Inc. 1971 and 1982 Stock Option Plans in an amount not to exceed the aggregate exercise price of the option being exercised and any federal and state taxes payable in connection with such exercise for the purpose of assisting such optionee to exercise such option. Any such loan or guarantee may be secured by shares of Common Stock or other collateral deemed adequate by the Committee and shall comply in all respects with all applicable laws and regulations. The Board of Directors and the Committee may adopt policies regarding eligibility for such loans and guarantees, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans will be made and guarantees extended.

         (i) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or Stock Appreciation Right, the participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date"). Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

         (j) If a participant is an officer of the Company within the meaning of
Section 16 of the 1934 Act, then an Election is subject to the following additional restrictions:

                  (i) No Election shall be effective for a Tax Date which occurs within six months of the grant of the award, except that this limitation shall not apply in the event death or disability of the participant occurs prior to the expiration of the six-month period.

                  (ii) The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

         (k) Anything in this Plan to the contrary notwithstanding, the Company, may if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution.


14.       AMENDMENT AND TERMINATION

         (a) The Board of Directors shall have the power, in its discretion, to amend, suspend or terminate the Plan at any time. No such amendment shall, without approval of the shareholders of the Company, except as provided in
Section 12 of the Plan:

                  (i) Change the class of persons eligible to receive Incentive Awards under the Plan;

                  (ii) Materially increase the benefits accruing to Eligible Persons under the Plan;

                  (iii) Increase the number of shares of Common Stock subject to the Plan; or

                  (iv) Transfer the administration of the Plan to any person who is not a Disinterested Person.

         (b) The Committee may, with the consent of a Holder, make such modifications in the terms and conditions of an Option or a Stock Appreciation Right as it deems advisable.

         (c) No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

         (d) No amendment to the Plan shall be made that would permit the granting of Incentive Awards to members of the Committee.

         (e) A Stock Appreciation Right or an Option held by a person who was an Employee at the time such Right or Option was granted shall terminate if and when the Holder ceases to be an Employee, except as follows:

                  (i) If the employment of an Employee is terminated for cause, for which the Company shall be the sole judge, or if the Employee voluntarily resigns, all of the Stock Appreciation Rights and Options of the Employee shall expire immediately. Retirement with the consent of the Company shall not be deemed a voluntary resignation for purposes of this subparagraph (i).

                  (ii) If the employment of an Employee is terminated by the Company other than for cause, for which the Company shall be the sole judge, then the Stock Appreciation Rights and Options expire one year thereafter unless by their terms they expire sooner. During said period, the Stock Appreciation Rights and Options may be exercised in accordance with their terms, but only to the extent exercisable on the date of termination of employment.

                  (iii) If the employee retires at normal retirement age or retires with the consent of the Company at an earlier date the Stock Appreciation Rights and Options of the Employee shall expire three years thereafter unless by their terms they expire sooner. During said period, the Stock Appreciation Rights and Options may be exercised in accordance with their terms, but only to the extent exercisable on the date of retirement.

                  (iv) If an Employee dies or becomes permanently and totally disabled while employed by the Company or a parent or subsidiary corporation, the Stock Appreciation Rights and Options of the Employee shall expire three years after the date of death or permanent and total disability unless by their terms they expire sooner. If the Employee dies or becomes permanently and totally disabled within the one-year period referred to in subparagraph (ii) above, the Stock Appreciation Rights and Options shall expire one year after the date of death or permanent and total disability, unless by their terms they expire sooner. If the Employee dies or becomes permanently and totally disabled within the three-year period referred to in subparagraph (iii) above, the Stock Appreciation Rights and Options shall expire upon the later of three years after retirement or one year after the date of death or permanent and total disability, unless by their terms they expire sooner. During said periods the Stock Appreciation Rights and Options may be exercised by the Employee, or in the event of the death of the Employee, the Stock Appreciation Rights and Options may be exercised by the Employee's designated beneficiaries or personal representatives or the trusts, entities or persons to whom his rights under the Stock Appreciation Rights and Options have been transferred, in accordance with Section 7(g) of the Plan, or have passed by will or the laws of descent and distribution, in accordance with their terms, but only to the extent exercisable on the date of retirement or termination of employment.

                  (v) Notwithstanding the above, a Stock Appreciation Right or Option may not be exercised after the expiration of ten years from the date the Stock Appreciation Right or Option is granted.

         (f) The Committee may in a particular case provide for earlier termination or expiration periods for any Stock Appreciation Right or Option but may not extend any of the periods provided for in this section.

         (g) The Committee may in its sole discretion determine, with respect to a Stock Appreciation Right or Option, that any Holder who is on leave of absence for any reason will be considered as still in the employ of the Company, provided that the Stock Appreciation Right or Option shall be exercisable during a leave of absence only as to the amount of number of shares with respect to which it was exercisable at the commencement of such leave of absence.


 15.      EFFECTIVE DATE OF PLAN AND DURATION OF PLAN

         This Plan shall become effective upon adoption by the Board of Directors of the Company (February 6, 1989) and Incentive Awards may be made under the Plan at any time thereafter, provided, however, that no shares of Common Stock may be issued under the Plan, no Stock Appreciation Rights granted under the Plan may be exercised and no Cash Award may be paid prior to completion of the following: (a) the approval of the Plan by shareholders owning a majority of the outstanding shares of Common Stock of the Company, with the votes of any officers who are shareholders not being counted for the purpose of determining a majority, (b) the registration of the Plan and securities to be issued in connection therewith under the Securities Act of 1933, and (c) the listing of the shares of Common Stock reserved for issuance under the Plan on the New York Stock Exchange, Inc. and the Pacific Exchange, Inc. Unless previously terminated by the Board of Directors, the Plan shall terminate at the close of business on April 24, 2012, and no Incentive Award may be granted under the Plan thereafter, but such termination shall not affect any Incentive Award issued or granted on or prior to said date.